CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 6 to the Pioneer Protected Principal Trust's Registration Statement on Form N-1A of our report dated March 14, 2006 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Bank of America Corporation, which appears in Bank of America Corporation's Annual Report on Form 10-K for the year ended December 31, 2005. Bank of America Corporation's Annual Report on Form 10-K, for the year ended December 31, 2005, has been incorporated by reference in the Statement of Additional Information of Pioneer Protected Principal Plus Fund.





/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
April 25, 2006

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 6 to the Pioneer Protected Principal Trust's Registration
Statement on Form N-1A, of our report dated March 31, 2006 relating to the financial statements of Main Place Funding, LLC, which appears in Main Place Funding, LLC's Annual Report on Form 10-K for the year ended December 31, 2005. Main Place Funding, LLC's Annual Report on Form 10-K, for the year ended December 31, 2005, has been incorporated by reference in the Statement of Additional Information of Pioneer Protected Principal Plus Fund.




/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
April 25, 2006